Exhibit 3.4

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
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                                      OF
                                      --

                      INTERSTATE POWER AND LIGHT COMPANY
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                                ARTICLE I
                                ---------

           The name of the corporation is INTERSTATE POWER AND LIGHT COMPANY.

                               ARTICLE II
                               ----------

           The principal place of business of this Corporation shall be at Cedar Rapids in the County of Linn and the State of Iowa.

                              ARTICLE III
                              -----------

           The general nature of the business of the Corporation and the objects or purposes to be transacted, provided for and carried on, for itself or for other corporations, associations or individuals are to own, sell, lease, construct, purchase, erect or otherwise acquire buildings wherein business of the Corporation may be carried on; to own, sell, dispose of, lease, construct, purchase, or otherwise acquire, equip, maintain and operate electric light plants, electric transmission lines, electric power plants, gas plants, heating plants, and other public utilities not herein referred to; to manufacture, buy, sell, accumulate, store, transmit, furnish and distribute electrical energy for light, heat, power and other purposes, to produce or in any manner acquire, sell, dispose of and distribute gas, its by-products and residual products; to sell and furnish the products of such public utilities as the Corporation may at any time own, lease or operate; to deal in all apparatus and things required for, or capable of being used in connection with, the generation, distribution, supply, accumulation, use and employment of electrical energy, gas and heat; to produce, create, develop and in any manner, dispose of and distribute such water powers in the generation of electrical energy; to acquire, hold, use, dispose of and sell rights and franchises of every kind, nature and class; to purchase, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of capital stock, bonds, debentures, evidences of indebtedness, and other securities of any corporation or association, provided, however, except in the case of securities of a corporation owning or operating railway properties, the principal business of the issuers of such capital stock, bonds, debentures, evidences of indebtedness or other securities so acquired by the Corporation shall be one of the businesses in which this Corporation is engaged at the time, and while this Corporation is the holder of any such shares of stock to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon in the same manner as a natural person might or could; to aid, facilitate and assist in the construction, building, extension, improvement, equipment, maintenance and operation of any electric generating plant, gas plant, heating plant and other public utility; to aid any corporation, association or individual of which any stock, bonds, evidences of indebtedness or any other securities are held by the Corporation, provided the principal business of the issuer is a business in which this Corporation is engage at that time; to do any acts or things designed to protect, preserve, improve or enhance the value of stock, bonds or other evidences of indebtedness or other securities owned by this Corporation; to borrow money and issue its obligations therefor, and to secure the payment of its obligations by mortgage or pledge of all or any part of its property now owned or hereafter acquired, and the rents, income and profits thereof; to draw, make, execute, accept, endorse, discount, transfer, and assign promissory notes, bills of exchange, warrants, and other obligations; to acquire and hold and to sell and transfer shares of its own capital stock, but no share of stock of the Corporation while held, owned or controlled by it, directly or indirectly, shall be voted at any meeting of the stockholders of the Corporation.

           This Corporation may conduct its business in the State of Iowa and in other states, districts and territories of the United States, and may hold, own, improve, sell, convey and otherwise dispose of real and personal property of every class and description in any of the states, districts and territories of the United States, subject to the respective laws of such states, district and territories, and the Corporation shall have the right to do and perform all acts necessary or pertaining to such lines of business as it may lawfully engage in and for the successful conduct thereof, and may exercise all of the powers, rights and privileges conferred by the laws of Iowa upon corporations organized for pecuniary profit, and all such rights, powers and privileges as may hereafter be conferred by the laws of Iowa upon corporations organized for the purpose of pecuniary profit. It is the intention that no object or purpose specified in this article, except when otherwise expressed, shall be in any wise limited or restricted by reference to or inference from any other clause in these articles, but the several objects and purposes specified in this article shall be regarded as independent objects and purposes.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

Section 1. The  authorized  capital stock of the  Corporation  shall consist of
----------
25,927,787 shares, of which 146,406 shares shall be 4.80% Cumulative Preferred Stock of the par value of $50 each, 120,000 shares shall be 4.30% Cumulative Preferred Stock of the par value of $50 each, 200,000 shares shall be Cumulative Preferred Stock of the par value of $50 each issuable in series as hereinafter provided, 761,381 shares shall be Class A Preferred Stock of the par value of $50 each issuable in series as hereinafter provided, 700,000 shares shall be Cumulative Preference Stock of the par value of $100 each issuable in series as hereinafter provided and 24,000,000 shares shall be Common Stock of the par value of $2.50 each.

Section 2. The  designations,  rights,  preferences and conditions of the 4.80%
----------
Cumulative Preferred Stock of the Corporation shall be as follows:

1. The 4.80% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock but pari passu with any additional class of cumulative preferred stock which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to dividends from surplus (whether earned or paid-in) or profits at the rate of four and eight-tenths percent (4.80%) of the par value thereof per annum, payable quarterly on April 1, July 1, October 1 and January 1 of each year, when and as declared by the Board of Directors. Such dividends with respect to each share shall be cumulative from the first day of the dividend period in which such share shall originally have been issued. No share of the 4.80% Cumulative Preferred Stock shall be entitled to any dividends in excess of the aforesaid dividends at the rate of four and eight-tenths percent (4.80%) of the par value thereof per annum.

2. In the event of involuntary dissolution or liquidation of the Corporation, the holders of the 4.80% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with any additional class of cumulative preferred stock which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, the par value of their shares, plus and amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation. In the event of any voluntary dissolution or liquidation, the holders of the 4.80% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with any additional class of cumulative preferred stock, which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation and plus a premium of $2.00 per share if such dissolution or liquidation should occur on or prior to June 30, 1953; a premium of $1.50 per share if such dissolution or liquidation should occur subsequent to June 30, 1953, but on or prior to June 30, 1956; a premium of $1.00 per share if such dissolution or liquidation should occur subsequent to June 30, 1956, but on or prior to June 30, 1960; and a premium of 25 cents per share if such dissolution or liquidation should occur at any time subsequent to June 30, 1960.

3. The 4.80% Cumulative Preferred Stock may be redeemed in whole or in part at any time at the applicable redemption price for each share of 4.80% Cumulative Preferred Stock redeemed. The redemption price from time to time shall be: $52.00 per share if redeemed on or before June 30, 1953; $51.50 per share if redeemed thereafter and on or before June 30, 1956;
      $51.00 per share if redeemed thereafter and on or before June 30, 1960; and $50.25 per share if redeemed thereafter; together, in each case, with an amount equal to the accrued and unpaid dividends to and including the date of redemption. If less than all of the shares of the 4.80% Cumulative Preferred Stock are to be redeemed, they shall be selected in such manner as the Board of Directors shall determine. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the 4.80% Cumulative Preferred Stock. Notice of the intention of the Corporation to redeem shares of 4.80% Cumulative Preferred Stock or any thereof shall be mailed at least thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. If the Corporation shall deposit on or prior to any date fixed for redemption of 4.80% Cumulative Preferred Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least
      $5,000,000, as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to cause said notice to be mailed if not already mailed and to pay on or after the date of such deposit, to the respective holders of such shares, the redemption price thereof upon the surrender of their share certificates, then from and after the date of such deposit (although prior to the date fixed for redemption) such share so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said date fixed for redemption, and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest upon surrender of their certificates therefor. Any moneys deposited by the Corporation pursuant to this Paragraph 3 and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment such holders shall look only to the Corporation for such payment of the redemption price. If at any time dividends on any of the outstanding shares of 4.80% Cumulative Preferred Stock, shall be in default, thereafter and until all arrears in payment of quarterly dividends on the 4.80% Cumulative Preferred Stock and dividends on any such shares of stock ranking on a parity with the 4.80% Cumulative Preferred Stock have been paid the Corporation shall not redeem less than all of the 4.80% Cumulative Preferred Stock at the time outstanding and shall not purchase or otherwise acquire for value any 4.80% Cumulative Preferred Stock except in accordance with an offer made to all holders of 4.80% Cumulative Preferred Stock. Any shares of 4.80% Cumulative Preferred Stock which are redeemed or retired shall be canceled and shall not be reissued.

4. So long as any shares of the 4.80% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares thereof, voting as a class: (a) authorize any stock ranking prior in any respect to the 4.80% Cumulative Preferred Stock; or (b) make any change in the terms or provisions of the 4.80% Cumulative Preferred Stock that would adversely affect the rights and preferences of the holders thereof or (c) issue any shares of cumulative preferred stock theretofore authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof but unissued or shares or any other class of stock pari passu with the 4.80% Cumulative Preferred Stock, other than in exchange for, or for the purpose of affecting the redemption or other retirement of, not less than an equal aggregate par value of shares of 4.80% Cumulative Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net earnings of the Corporation available for dividends determined in accordance with sound accounting practices, for a period of any twelve consecutive months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least one and one-half times the sum of (i) the interest requirements for one year on the funded debt and notes payable of the Corporation maturing twelve months or more after the respective dates of issue thereof, and to be outstanding at, the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of the 4.80% Cumulative Preferred Stock and of cumulative preferred stock that may be authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof and of all other classes of stock ranking pari passu with or prior to the 4.80% Cumulative Preferred Stock in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares.

5. So long as any of the shares of 4.80% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of 4.80% Cumulative Preferred Stock, voting as one class, merge or
      consolidate   with  any  other   corporation  or   corporations  or  sell
      substantially all of the property of the Corporation, provided the provisions of this Paragraph 5 shall not apply to any mortgage of all or substantially all of the property of the Corporation.

6. Except as otherwise required by law, and subject to the provisions of Paragraphs 4 and 5 of Section 2 of Article IV hereof, no holder of 4.80% Cumulative Preferred Stock shall have any right to vote for the election of directors or for any other purpose; provided, however, that if at the time of any annual meeting of stockholders, dividends payable on the 4.80% Cumulative Preferred Stock shall be accrued and unpaid in an amount equal to four quarterly dividends, the holders of the 4.80%
      Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock, voting separately as a class, shall be entitled to elect the remaining directors. Whenever the right shall vest in the holders of the 4.80% Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith to elect such directors, the Board of Directors shall, at least fifteen days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where the holders of the 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith shall have such right to elect such directors, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of 4.80% Cumulative Preferred Stock shall be required to constitute a quorum for the election of such directors; further provided, however, that the absence of a quorum of the holders of 4.80% Cumulative Preferred Stock shall not prevent the election at any such meeting or adjournments thereof of directors in the usual manner by the holder of Common Stock if the necessary quorum of the holders of Common Stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the 4.80% Cumulative

      Preferred Stock shall have been paid or declared and set apart for payment, holders of 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith shall at the next annual meeting be divested of their rights in respect of such election of a majority of the directors, and the voting power of the holders of the 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the 4.80% Cumulative Preferred Stock were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith in the event dividends on the 4.80% Cumulative Preferred Stock shall again become accrued and unpaid in an amount equal to four quarterly dividends.
      Vacancies among directors elected by holders of 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith during any period for which directors shall have been so elected shall not be filled until the next annual or special meeting for the election of directors, by the vote of a majority of the remaining directors elected by the 4.80% holders of Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith. Vacancies among directors elected by the Common Stock shall be filled by the vote of a majority of the remaining directors elected by the holders of Common Stock until the next annual meeting for the election of directors or special meeting in lieu thereof.

7. At any meeting of the stockholders each holder of shares of capital stock entitled to vote upon the subject or subjects to be acted upon, shall be entitled to one vote for each share of preferred stock and/or common stock registered in his name on the stock books of the Corporation ten (10) days prior to the date of the meeting.

8. So long as any shares of 4.80% Cumulative Preferred Stock shall be outstanding, no dividend or other distribution (except in common stock of the Corporation) shall be declared or paid on the Common Stock of the Corporation, and the Corporation shall not directly or indirectly acquire or redeem shares of the Common Stock, unless all dividends on the 4.80% Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and set apart. The foregoing provisions of this paragraph shall not, however, apply to the acquisition of any shares of Common Stock in exchange for, or through application of the proceeds of the sale of, any shares of Common Stock. After the payment of the limited dividends and/or shares in distribution of assets or amounts payable upon dissolution or liquidation to which the holders of 4.80% Cumulative Preferred Stock are expressly entitled in preference to the Common Stock in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock hereafter authorized) shall received all other dividends, from surplus (whether earned or paid-in) or profits, and shares in distribution.

9. No holder of 4.80% Cumulative Preferred Stock shall be entitled, as such, as a matter of right, to subscribed for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

10. Additional classes of cumulative preferred stock of the par value of Fifty Dollars ($50) per share ranking pari passu or junior to the 4.80% Cumulative Preferred Stock may be authorized upon the vote of a majority of all the directors of the Corporation and approved as an amendment to the Articles of Incorporation by a majority of the holders of Common Stock represented at a meeting called for such purpose pursuant to notice at which not less than twenty-five percent (25%) of the outstanding Common Stock shall be represented. No such class of cumulative preferred stock shall rank prior to the 4.80% Cumulative Preferred Stock but otherwise may contain such dividend rates, redemption and voluntary liquidation prices, sinking fund provisions and provisions for conversion into common stock as may be provided pursuant to action taken in accordance with this Paragraph 10. The issuance of any stock so authorized shall be subject to the provisions of clause (c) Paragraph 4 of Section 2 of Article IV hereof.

           The designations, rights, preferences and conditions of the 4.30% Cumulative Preferred Stock of the Corporation shall be as follows:

A. The 4.30% Cumulative Preferred Stock shall be entitled, in preference to the Common stock but pari passu with all other classes of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of
      Article IV hereof, to dividends from surplus (whether earned or paid-in) or profits at the rate of four and three-tenths percent (4.30%) of the par value thereof per annum, payable quarterly on April 1, July 1, October 1 and January 1 of each year, when and as declared by the Board of Directors. Such dividends with respect to each share shall be cumulative from the first day of the dividend period in which such share shall originally have been issued. No shares of the 4.30% Cumulative Preferred Stock shall be entitled to any dividends in excess of the aforesaid dividends at the rate of four and three-tenths percent (4.30%) of the par value thereof per annum.

B. In the event of involuntary dissolution or liquidation of the Corporation, the holders of 4.30% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with all other classes of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, the par value of their shares, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation. In the event of any voluntary dissolution or liquidation, the holders of the 4.30% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with all other classes of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation and plus a premium of $2.15 per share if such dissolution or liquidation should occur prior to April 1, 1959; a premium of $1.65 per share if such dissolution or liquidation should occur after March 31, 1959, but prior to April 1, 1964; and a premium of $1.00 per share if such dissolution or liquidation should occur at any time after March 31, 1964.

C. The 4.30% Cumulative Preferred Stock may be redeemed in whole or in part at any time at the applicable redemption price for each share of 4.30% Cumulative Preferred Stock redeemed. The redemption price from time to time shall be: $52.15 per share if redeemed prior to April 1, 1959; $51.65 per share if redeemed after March 31, 1959 and prior to April 1, 1964; and $51.00 per share if redeemed at any time after March 31, 1964; together, in each case, with an amount equal to the accrued and unpaid dividends to and including the date of redemption. If less than all of the shares of the 4.30% Cumulative Preferred Stock are to be redeemed, they shall be selected in such manner as the Board of Directors shall determine. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the 4.30% Cumulative Preferred Stock. Notice of the intention of the Corporation to redeem shares of 4.30% Cumulative Preferred Stock or any thereof shall be mailed at least thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. If the Corporation shall deposit on or prior to any date fixed for redemption of 4.30% Cumulative Preferred Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least $5,000,000, as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to cause said notice to be mailed if not already mailed and to pay on and after the date of such deposit, to the respective holders of such shares, the redemption price thereof upon the surrender of their share certificates, then from and after the date of such deposit (although price to the date fixed for redemption) such shares so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said date fixed for redemption, and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest, upon surrender of their certificates therefor. Any moneys deposited by the Corporation pursuant to this Paragraph C and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment such holders shall look only to the Corporation for such payment of the redemption price. If at any time dividends on any of the outstanding shares of 4.30% Cumulative Preferred Stock, or on any shares of stock of any class ranking on a parity with the 4.30% Cumulative Preferred Stock, shall be in default, thereafter and until all arrears in payment of quarterly dividends on the 4.30% Cumulative Preferred Stock and dividends on any shares of stock ranking on a parity with the 4.30% Cumulative Preferred Stock have been paid the Corporation shall not redeem less than all of the 4.30% Cumulative Preferred Stock at the time outstanding and shall not purchase or otherwise acquire for value any 4.30% Cumulative Preferred Stock except in accordance with an offer made to all holders of 4.30% Cumulative Preferred Stock. Any shares of 4.30% Cumulative Preferred Stock which are redeemed or retired shall be canceled and shall not be reissued.

D. So long as any shares of the 4.30% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares thereof, voting as a class: (a) authorize any stock ranking prior in any respect to the 4.30% Cumulative Preferred Stock; or (b) make any change in the terms or provisions of the 4.30% Cumulative Preferred Stock that would adversely affect the rights and preferences of the holders thereof; or (c) issue any shares of cumulative preferred stock theretofore authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof but unissued or shares of any other class of stock pari passu with the 4.30% Cumulative Preferred Stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of 4.30% Cumulative Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net earnings of the Corporation available for dividends determined in accordance with sound accounting practices, for a period of any twelve consecutive months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least one and one-half times the sum of (i) the interest requirements for one year on the funded debt and notes payable of the Corporation maturing twelve months or more after the respective dates of issue thereof, and to be outstanding at, the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of the 4.30% Cumulative Preferred Stock and of cumulative preferred stock that may have been heretofore authorized or may hereafter be authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof and of all other classes of stock ranking pari passu with or prior to the 4.30% Cumulative Preferred Stock in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares.

E. So long as any of the shares of 4.30% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of 4.30% Cumulative Preferred Stock, voting as on class, merge or consolidate with any other corporation or corporations or sell substantially all of the property of the Corporation, provided the provisions of this paragraph E shall not apply to any mortgage of all or substantially all of the property of the Corporation.

F. Except as otherwise required bylaw, and subject to the provisions of Paragraphs D and E of Section 2 of Article IV hereof, no holder of 4.30% Cumulative Preferred Stock shall have any right to vote for the election of directors or for any other purpose; provided, however, that if at the time of any annual meeting of stockholders, dividends payable on the 4.30% Cumulative Preferred Stock shall be accrued and unpaid in an amount equal to four quarterly dividends, the holders of the 4.30%
      Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock voting separately as a class shall be entitled to elect the remaining directors. So long as any of the 4.30% Cumulative Preferred Stock shall be outstanding all of the provisions of Paragraph 6 of
      Section 2 of Article IV hereof following the first sentence thereof shall continue in effect and apply to election held because of defaults in any payment of dividends on the 4.30% Cumulative Preferred Stock, provided, however, in the event the 4.80% Cumulative Preferred Stock shall have been retired, in the application of such provisions there shall be substituted for the "4.80% Cumulative Preferred Stock" appearing therein the "4.30% Cumulative Preferred Stock."

G. So long as any shares of 4.30% Cumulative Preferred Stock shall be outstanding, no dividend or other distribution (except in common stock of the Corporation) shall be declared or paid on the Common Stock of the Corporation, and the Corporation shall not directly or indirectly acquire or redeem shares of the Common Stock, unless all dividends on the 4.30% Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and set apart. The foregoing provisions of this paragraph shall not, however, apply to the acquisition of any shares of Common Stock in exchange for, or through application of the proceeds of the sale of, any shares of Common Stock. After the payment of the limited dividends and/or shares in distribution of assets or amounts payable upon dissolution or liquidation to which the holders of 4.30% Cumulative Preferred Stock are expressly entitled in preference to the Common Stock in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock heretofore or hereafter authorized) shall receive all other dividends from surplus (whether earned or paid-in) or profits, and shares in distribution.

H. No holder of 4.30% Cumulative Preferred Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

              CUMULATIVE PREFERRED STOCK, PAR VALUE $50 PER SHARE
              ---------------------------------------------------

           The designations, rights, preferences and conditions of the Cumulative Preferred Stock of the Corporation, except as otherwise provided by law or determined in accordance with the provisions hereinafter set forth, shall be as follows:

I.    Issuance in Series.  The Cumulative  Preferred  Stock of the par value of
      ------------------
$50 per share shall be issued either in whole or in part as one or more series as hereinafter provided or as shall be determined from time to time by the Board of Directors.

           To the extent that variations in the relative rights and preferences as between series of the Cumulative Preferred Stock are not established, fixed and determined herein, authority is hereby expressly vested in the Board of Directors to fix and determine the relative rights and preferences of the shares of any series of such Cumulative Preferred Stock hereafter established, but all shares of Cumulative Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

           1.    The rate of dividend;

           2. The price at and the terms and conditions on which the shares may be redeemed;

           3. The amount payable upon shares in event of involuntary liquidation.

           4. The amount payable upon shares in event of voluntary liquidation.

           5. Sinking fund provisions for the redemption or purchase of shares; and

           6. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

           All shares of Cumulative Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to this Paragraph I; and the shares of Cumulative Preferred Stock of any one series shall be identical with each other in all respects, except as to the dates from and after which dividends thereon shall be cumulative. As used herein, the term "of equal rank" means neither enjoying nor being subject to any priority with respect either to payment of dividends or to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and has no reference to the rate or amount of such dividends or distributions or to other terms of the shares.

           The Cumulative Preferred Stock shall rank pari passu and on a parity with the 4.80% Cumulative Preferred Stock, the 4.30% Cumulative Preferred Stock and all other classes of preferred stock of equal rank hereafter authorized (hereinafter called "preferred stock of equal rank").

           The shares of Cumulative Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

II.   Dividend  Rights.  The holders of the Cumulative  Preferred Stock of each
      ----------------
series shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the Board of Directors, cumulative cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in the case of each such series, and no more. Dividends on the Cumulative Preferred Stock of all series shall be payable quarterly on the first day of the months of January, April, July and October in each year. Dividends on Cumulative Preferred Stock of each series shall be cumulative with respect to each share from the first day of the dividend period in which such share shall originally have been issued. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the Cumulative Preferred Stock of any series the full amount or any part of the dividends payable thereon, there shall also be paid at the same time upon the shares of each other series of Cumulative Preferred Stock and of preferred stock of equal rank then outstanding the full amount or the same proportionate part, as the case may be, of the dividends payable thereon.

III.  Preference  upon  Liquidation,  Dissolution,  or Winding Up. In the event
      -----------------------------------------------------------
of any partial or complete liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary of involuntary, before any distribution shall be made to the holders of any shares of Common Stock, the Cumulative Preferred Stock of each series shall be entitled, pari passu with all preferred stock of equal rank, to receive for each share thereof, out of any legally available assets of the Corporation:

(a) if such liquidation, dissolution or winding up shall be involuntary, a sum in cash equal to $50 per share.

(b) if such liquidation, dissolution or winding up shall be voluntary, a sum in cash equal to the redemption price that would have been payable had the Corporation, instead, at its option redeemed the same on the date when the first distribution is made upon the shares of Cumulative Preferred Stock in connection with such voluntary liquidation, dissolution or winding up;

      plus, in each case, an amount equal to all unpaid cumulative dividends thereon, whether or not declared or earned, accrued to the date when payment of such preferential amounts shall be made available to the holders of the Cumulative Preferred Stock; and the Cumulative Preferred Stock shall be entitled to no further participation in such distribution.

      If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distribution as aforesaid among the holders of the Cumulative Preferred Stock of all series and of all preferred stock of equal rank shall be insufficient to permit the payment to them of the full preferential amounts aforesaid, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Cumulative Preferred Stock of all series and of all preferred stock of equal rank in proportion to the full preferential amounts to which they are respectively entitled.

      A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Paragraph III.

IV.   Redemptions.
      -----------

(a) The Corporation may, unless otherwise prohibited by any provisions of these Articles of Incorporation, as amended, or any resolution adopted by the Board of Directors providing for the issue of any series of Cumulative Preferred Stock of which there are shares then outstanding, at its option, expressed by resolution of its Board of Directors, at any time redeemed the whole or any part of the Cumulative Preferred Stock or of any series thereof at the time outstanding, by the payment in cash for each share of stock to be redeemed of the then applicable redemption price or prices as shall be fixed by resolution of the Board of Directors in the case of each such series, plus, in any such case, a sum of money equivalent to all accrued and unpaid cumulative dividends, whether or not declared or earned, thereon to the date fixed for redemption.

           Notice of any proposed redemption of shares of Cumulative Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Cumulative Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid.

           If less than all of the shares of any series of Cumulative Preferred Stock then outstanding are to be redeemed, the shares to be redeemed shall be selected by such method, either by lot or pro rata, as shall from time to time be determined by resolution of the Board of Directors, subject to any limitation contained in resolutions of the Board of Directors or in these Articles of Incorporation, as amended, providing for any series of Cumulative Preferred Stock.

           From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the shares of Cumulative Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation except the right to receive the redemption price, but without interest, shall cease and determine; provided, however, the Corporation may, in the event of any such redemption, and prior to the redemption date specified in the notice thereof, deposit in trust, for the account of the holders of the shares of Cumulative Preferred Stock to be redeemed, with any bank or trust company having a capital, surplus and undivided profits aggregating a least $5,000,000, all funds necessary for such redemption, and thereupon all shares of the Cumulative Preferred Stock with respect to which such deposit shall have been made shall forthwith upon the making of such deposit no longer be deemed to be outstanding and all rights of the holders thereof with respect to such shares of Cumulative Preferred Stock shall thereupon cease and terminate, except the right of such holders to receive from the funds so deposited the amount payable upon the redemption thereof, but without interest, or, if any right of conversion conferred upon such shares shall not, by the terms thereof, previously have expired, to exercise the right of conversion thereof on or before the redemption date specified in such notice, unless such right of conversion by the terms thereof expires at any earlier time, and then only on or before such earlier time for the expiration of such right of conversion. Any funds so set aside or deposited which, because of the exercise of any right of conversion of shares called for redemption, shall not be required for such redemption, shall be released or repaid forthwith to the Corporation. Any funds to set aside or deposited, which shall be unclaimed at the end of six years from such redemption date, shall be released or repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, and any depositary thereof shall thereby be relieved of all responsibility in respect thereof, after which release or repayment the holders of shares so called for redemption shall look only to the Corporation for payment of the redemption price, but without interest. Any interest on funds so deposited which may be allowed by any or trust company with which such deposit was made shall belong to the Corporation.

(b) If and so long as any quarterly dividend on any series of Cumulative Preferred Stock shall be in arrears, the Corporation shall not redeem, purchase or otherwise acquire, by way of sinking fund payments or otherwise, any Cumulative Preferred Stock or any preferred stock of equal rank unless all outstanding shares of Cumulative Preferred Stock are simultaneously redeemed.

(c) Whenever there shall be deposited or set aside the whole or any part of the funds required to be deposited or set aside by the Corporation as a sinking fund for any series of Cumulative Preferred Stock there shall be also deposited or set aside at the same time the full amount or the same proportionate part, as the case may be, of the funds, if any, then due to be deposited or set aside as a sinking fund for each other series of Cumulative Preferred Stock then outstanding.

(d) All shares of Cumulative Preferred Stock which shall have been redeemed, converted, purchased or otherwise acquired by the Corporation shall be retired and canceled and shall have the status of authorized but unissued shares of Cumulative Preferred Stock.

V.    Voting  Rights.  The  holders  of the  outstanding  shares of  Cumulative
      --------------
Preferred Stock shall have no right to vote for the election of directors or for any other purpose, except as provided in this Paragraph V or as otherwise required by law.

           So long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares thereof, voting as a class: (a) authorize any stock ranking prior in any respect to the Cumulative Preferred Stock; or (b) make any change in the terms or provisions of the Cumulative Preferred Stock that would adversely affect the rights and preferences of the holders thereof; or (c) issue any shares of cumulative preferred stock theretofore authorized pursuant to paragraph 10 of Section 2 of Article IV hereof but unissued or shares of any other class of stock pari passu with the Cumulative Preferred Stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of Cumulative Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net earnings of the Corporation available for dividends determined in accordance with sound accounting practices, for a period of any twelve consecutive months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least one and one-half times the sum of (i) the interest requirements for one year on the funded debt and notes payable of the Corporation maturing twelve months or more after the respective dates of issue thereof, and to be outstanding at, the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of the Cumulative Preferred Stock and of cumulative preferred stock that may have been heretofore authorized or may hereafter be authorized pursuant to
Paragraph 10 of Section 2 of Article IV hereof and of all other classes of stock ranking pari passu with or prior to the Cumulative Preferred Stock in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares.

           So long as any of the shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Cumulative Preferred Stock, voting as one class, merge or consolidate with any other corporation or corporations or sell substantially all of the property of the Corporation, provided the provisions of this subparagraph shall not apply to any mortgage of all or substantially all of the property of the Corporation.

           If at the time of any annual meeting of stockholders, dividends payable on the Cumulative Preferred Stock shall be accrued and unpaid in an amount equal to four quarterly dividends, the holders of the Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock, voting separately as a class shall be entitled to elect the remaining directors. So long as any of the Cumulative Preferred Stock shall be outstanding all of the provisions of Paragraph 6 of Section 2 of Article IV hereof following the first sentence thereof shall continue in effect and apply to election held because of defaults in any payment of dividends on the Cumulative Preferred Stock, provided, however, in the event the 4.80% Cumulative Preferred Stock shall have been retired, in the application of such provisions there shall be substituted for the "4.80% Cumulative Preferred Stock" appearing therein the "Cumulative Preferred Stock."

VI.   Restrictions  on Common Stock  Dividends  and  Distributions.  So long as
      ------------------------------------------------------------
any shares of any series of the Cumulative Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares of Common Stock) shall be paid or declared, nor shall any distribution be made on Common Stock and no Common Stock shall be redeemed, purchased, retired or otherwise acquired either directly or indirectly, unless

(a) all dividends on the Cumulative Preferred Stock of all series then outstanding for all part quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b) all sinking fund payments and all purchase fund payments or other obligations of the Corporation for the periodic retirement of shares of Cumulative Preferred Stock of all series then outstanding required to have been made or performed by the Corporation shall have been made or performed.

           ________________________________________________________

                    6.10% SERIES CUMULATIVE PREFERRED STOCK
                    ---------------------------------------

           The  designations,   rights,   preferences  and  conditions  of  the
Cumulative Preferred Stock of the par value of $50 each, consisting of 100,000 shares, to the extent not set forth above, shall be as follows:

1.    Designation of series.  The series of Cumulative  Preferred  Stock hereby
      ---------------------
      established shall be designated as "6.10% Series Cumulative Preferred Stock" and shall consist of 100,000 shares.

2.    The rate of  dividend.  The rate of  dividend  payable  on the  shares of
      ---------------------
      6.10% Series Cumulative Preferred Stock shall be 6.10% of the par value thereof per annum.

3.    The price at and the terms and  conditions  on which the  shares  may be
      ------------------------------------------------------------------------
      redeemed.  The 6.10% Series  Cumulative  Preferred Stock shall be subject
      --------
      to redemption at any time and from time to time in the manner provided in Paragraph IV above of Section 2 of Article IV hereof at the redemption price per share of $56.25 if redeemed on or before August 31, 1972, $52.50 if redeemed thereafter and on or before August 31, 1977, and $51.00 if redeemed thereafter. If less than all of the shares of 6.10% Series Cumulative Preferred Stock are to be redeemed, the shares to be redeemed shall be apportioned on a pro rata basis between the registered holders of 2.5% or more of the then outstanding shares of 6.10% Series Cumulative Preferred Stock as a group and the registered holders of less than 2.5% of the then outstanding shares of 6.10% Series Cumulative Preferred Stock as a group. The portion of such shares t be redeemed from within such group of registered holders of 2.5% or more shall be apportioned on a pro rata basis between or among such holders. The portion of such shares to be redeemed from within such group of registered holders of less than 25% shall be apportioned by lot or pro rata as shall from time to time be determined by resolution of the Board of Directors. In a pro rata apportionment of shares of 6.10% Series Cumulative Preferred Stock in a partial redemption, the Corporation need not issue any fractional shares.

4.    The amount payable upon shares in event of involuntary  liquidation.  The
      -------------------------------------------------------------------
      6.10% Series Cumulative Preferred Stock shall be entitled to receive the amount provided in Paragraph III(a) above of Section 2 of Article IV hereof in the event of involuntary liquidation.

5.    The amount  payable  upon shares in event of voluntary  liquidation.  The
      -------------------------------------------------------------------
      6.10% Series Cumulative Preferred Stock shall be entitled to receive the amount provided in Paragraph III(b) above of Section 2 of Article IV hereof in the event of voluntary liquidation.

6.    Sinking fund  provisions for the redemption or purchase of shares.  There
      -----------------------------------------------------------------
      are no sinking funds provisions for the redemption or purchase of shares of 6.10% Series Cumulative Preferred Stock.

7.    Pre-emptive  rights.  So long as any  shares of 6.10%  Series  Cumulative
      -------------------
      Preferred Stock shall be outstanding, no holder of any shares of any series of the aforementioned Cumulative Preferred Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

           ________________________________________________________

                            Class A Preferred Stock
                            -----------------------

           This portion of Section 2 of Article IV of these Articles of Incorporation titled "Class A Preferred Stock" is hereinafter referred to as the "Class A Part."

I. The Class A Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate (including all shares of any and all series thereof theretofore issued) the total number of shares of Class A Preferred Stock hereinabove authorized, as Class A Preferred Stock of one or more series, as hereinafter provided. All shares of any one series of Class A Preferred Stock shall be alike in every particular, each series thereof shall be distinctly designated by letter or descriptive words, and all series of Class A Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Paragraph II of this Class A Part.

II. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Class A Preferred Stock as Class A Preferred Stock of any series, and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof, the designations and the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Iowa, in respect to the matters set forth in the following subparagraphs (a) to
(g), inclusive:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

(b) The dividend rate per annum of such series, the quarterly payment dates for dividends on shares of such series, and the date from which dividends on shares of such series shall be cumulative (hereinafter called the "date of cumulation"), which date of cumulation shall be identical for all shares of such series;

(c) The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed at the option of the Corporation (hereinafter called the "optional redemption price");

(d) The amount or amounts payable upon the shares of such series in the event of voluntary liquidation, dissolution or winding up of the Corporation;

(e) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund or a purchase fund to be applied to the purchase or redemption of shares of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

(f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any class or classes of stock of the Corporation and, if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

(g) Whether or not the issue of any additional shares of such series, or any future series in addition to such series, or of any shares of any other class of stock (except junior stock, as hereinafter in this Class A Part defined) of the Corporation shall be subject to restrictions and, if so, the nature thereof.

III. The designations and separate terms of the four separate series of the Class A Preferred Stock are as follows:

                (i)  4.36% Preferred Stock

           The  Corporation  has   established  a  "4.36%   Preferred   Stock",
consisting initially of 200,000 authorized shares of the par value of $50 per share.

           The terms of the "4.36% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A

Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

(a) The dividend rate of the 4.36% Preferred Stock shall be 4.36% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 4.36% Preferred Stock shall be cumulative shall be January 1, 2002.

(b) The prices at which the 4.36% Preferred Stock may be redeemed at the option of the Corporation, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $53.30 per share, if redeemed on or before December 1, 1959, $52.80 per share if redeemed thereafter and on or before December 1, 1964, and $52.30 per share if redeemed after December 1, 1964, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date.

(c) The amounts payable upon the shares of 4.36% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

                (ii) 4.68% Preferred Stock

           The   Corporation  has   established  a  "4.68%   Preferred   Stock"
consisting initially of 166,000 authorized shares of the par value of $50 per share.

           The terms of the "4.68% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

(a) The dividend rate of the 4.68% Preferred Stock shall be 4.68% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months respectively, to be designated as dividend periods) and the date from which dividends on shares of the 4.68% Preferred Stock shall be cumulative shall be January 1, 2002.

(b) The prices at which the 4.68% Preferred Stock may be redeemed at the option of the Corporation, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $53.22 per share, if redeemed on or before May 1, 1970, $52.37 per share if redeemed thereafter and on or before May 1, 1975, and $51.62 per share if redeemed after May 1, 1975, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date.

(c) The amounts payable upon the shares of 4.68% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

                (iii) 7.76% Preferred Stock

           The  Corporation  has   established  a  "7.76%   Preferred   Stock",
consisting initially of 100,000 authorized shares of the par value of $50 per share.

           The terms of the "7.76% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

(a) The dividend rate of the 7.76% Preferred Stock shall be 7.76% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 7.76% Preferred Stock shall be cumulative shall be January 1, 2002.

(b) The prices at which the 7.76% Preferred Stock may be redeemed at the option of the Corporation, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $58.82 per share, if redeemed on or before May 1, 1974, $53.97 per share if redeemed thereafter and on or before May 1, 1979, and $53.00 per share if redeemed thereafter and on or before May 1, 1984, and $52.03 per share if redeemed after May 1, 1984, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date.

(c) The amounts payable upon the shares of 7.76% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

                (iv) 6.40% Preferred Stock

           The  Corporation  has   established  a  "6.40%   Preferred   Stock",
consisting initially of 545,000 authorized shares of the par value of $50 per share.

           The terms of the "6.40% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

(a) The dividend rate of the 6.40% Preferred Stock shall be 6.40% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 6.40% Preferred Stock shall be cumulative shall be January 1, 2002.

(b) The prices at which the 6.40% Preferred Stock may be redeemed at the option of the Corporation, otherwise than for sinking fund purposes, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $53.20 per share, if redeemed on or before May 1, 2003, $51.60 per share if redeemed thereafter and on or before May 1, 2009, and $50.80 per share if redeemed thereafter and on or before May 1, 2014, and $50 per share, if redeemed after May 1, 2014, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date; except $50 per share if redeemed at any time for the sinking fund, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to May 1, 2003, none of the shares may be redeemed pursuant to this paragraph (b) if such redemption is for the purpose or in anticipation of refunding any shares through the use, directly or indirectly, of funds borrowed by the Company, or through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking prior to or on a parity with the 6.40% Preferred Stock, as to dividends or assets, if such borrowed funds have an interest rate or an effective interest cost to the Corporation (computed in accordance with generally accepted financial practice) or such stock has a dividend rate or cost (so computed) of less than 6.40% per annum.

(c) The amounts payable upon the shares of 6.40% Preferred Stock, in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

(d) The holders of shares of 6.40% Preferred Stock shall be entitled to the benefit of a sinking fund as follows: on May 1, 2003 and on each May 1 (except that the final redemption shall be on May 1, 2022) thereafter the Corporation shall redeem out of funds legally available therefor 27,250 shares of this series (or the number of shares then outstanding if less than 27,250) at a sinking fund redemption price equal to $50 per share plus accrued and unpaid dividends to the redemption date; on May 1, 2008, and on each May 1 thereafter the Corporation shall have the noncumulative option to redeem up to an additional 27,250 shares of this series at a sinking fund redemption price equal to $50 per share plus accrued and unpaid dividends to the redemption date; all shares redeemed by the Corporation pursuant to the foregoing provisions shall be canceled; in the event that the Corporation shall at any time be in default in the performance of its obligations under the foregoing provisions of this Paragraph (d), no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or any other stock of the Corporation over which the Class A Preferred Stock has preference as to the payment of dividends or as to assets.

IV. Out of the net profits or net assets of the Corporation legally available for dividends the holders of Class A Preferred Stock of each series shall be entitled to receive, in preference to the Common Stock but pari passu with any additional class of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV of these Articles of Incorporation, when and as declared by the Board of Directors, dividends at the per annum rate for such series fixed by the Board of Directors pursuant to Paragraph II of this Class A Part, and no more, payable quarterly on the dates fixed by the Board of Directors pursuant to said Paragraph II for such series, in each case from the date of cumulation of such series; and such dividends shall be cumulative (whether or not in any dividend period or periods there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time full cumulative dividends, as hereinafter in this Class A Part defined, to the end of the then current dividend period upon the outstanding Class A Preferred Stock of all series shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared on each such series and set apart for payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Class A Preferred Stock of any series and before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, any junior stock and before any shares of junior stock shall be purchased, redeemed or otherwise acquired for value (except in exchange for or with the proceeds of the issue of other junior stock) by the Corporation.

           All dividends declared on the Class A Preferred Stock shall be declared pro rata so that the amounts of dividends per share declared on the

Class A Preferred Stock of different series shall in all cases bear to each other the same proportions that the respective dividend rates of such respective series bear to each other.

V. After full cumulative dividends to the end of the then current dividend period upon the outstanding Class A Preferred Stock of all series shall have been paid or declared and set apart for payment, the Corporation shall set aside as a sinking fund or purchase fund, when and as required, out of any funds legally available for that purpose, in respect of each series of Class A Preferred Stock any shares of which shall at the time be outstanding and in respect of which a sinking fund or purchase fund for the purchase or redemption thereof has been provided for in the resolution or resolutions referred to in Paragraph II of this Class A Part, the sum or sums required by the terms of such resolution or resolutions as a sinking fund or purchase fund to be applied in the manner specified therein.

VI. Out of any net profits or net assets of the Corporation legally available for dividends remaining after full cumulative dividends to the end of the then current dividend period upon the outstanding Class A Preferred Stock of all series shall have been paid or declared and set apart for payment and after the Corporation shall have complied or made provision for compliance with the provisions of the foregoing Paragraph V of this Class A
Part in respect of any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund or purchase fund mentioned in said Paragraph V, then and not otherwise, the holders of any junior stock shall, subject to the provisions hereof and of any resolution or resolutions of the Board of Directors with respect to any series of Class A Preferred Stock adopted pursuant to Paragraph II of this Class A Part, be entitled to receive such dividends as may from time to time be declared by the Board of Directors.

           In the event of the issue of additional Class A Preferred Stock of any then existing series, all dividends paid on Class A Preferred Stock of such series prior to the issue of such additional Class A Preferred Stock and all dividends declared and payable to holders of record of Class A Preferred Stock of such series on any date prior to such additional issue shall be deemed to have been paid on the additional Class A Preferred Stock so issued.

VII. So long as any shares of the Class A Preferred Stock of any series shall be outstanding, the right of the Corporation to make any distribution on junior stock, as hereinafter in this Class A Part defined, shall be subject to the following limitations:

(a) If and so long as the junior stock equity ratio, as hereinafter in this Class A Part defined, is 20% or more but less than 25%, the Corporation shall not make, during the twelve months' period ending with and including the date of any proposed distribution on junior stock, distributions on junior stock (including the proposed distribution on junior stock) exceeding in aggregate amount 75% of the consolidated net income of the Corporation and its subsidiaries, as hereinafter in this Class A Part defined, for the twelve months' period ending with and including the second calendar month preceding the date on which the Board of Directors shall authorize such proposed distribution on junior stock; and

(b) If and so long as the junior stock equity ratio is less than 20%, the Corporation shall not make, during the twelve months' period ending with and including the date of any proposed distribution on junior stock, distributions on junior stock (including the proposed distribution on junior stock) exceeding in aggregate amount 50% of the consolidated net income of the Corporation and its subsidiaries for the twelve months' period ending with and including the second calendar month preceding the date on which the Board of Directors shall authorize such proposed distribution on junior stock.

                 Voting Rights of Class A Preferred Stock - -
       Certain Voting Rights of Class A Preferred Stock as to Directors
       ----------------------------------------------------------------

VIII. Except as otherwise required by the statutes of the State of Iowa and as otherwise provided in this Class A Part, the holders of the Class A Preferred Stock and the holders of the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, with each share of Class A Preferred Stock and each share of Common Stock being entitled to one vote. Notwithstanding the foregoing, if and whenever full cumulative dividends for four (4) quarterly dividend periods upon any series of Class A Preferred Stock shall be unpaid, the holders of the Class A Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock, voting as a separate class, shall be entitled to elect the remaining directors. Whenever the right shall vest in the holders of the Class A Preferred Stock and of other shares of preferred stock ranking pari passu therewith to elect such directors, the Board of Directors shall, at least fifteen days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where the holders of the Class A Preferred Stock and of other preferred stock ranking pari passu therewith shall have such right to elect such directors, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of Class A Preferred Stock shall be required to constitute a quorum for the election of such directors; further provided, however, that the absence of a quorum of the holders of Class A Preferred Stock shall not prevent the election at any such meeting or adjournments thereof of directors in the usual manner by the holders of Common Stock if the necessary quorum of the holders of Common Stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the Class A Preferred Stock shall have been paid or declared and set apart for payment, holders of Class A Preferred Stock and of other preferred stock ranking pari passu therewith shall at the next annual meeting be divested of their rights in respect of such election of a majority of the directors, and the voting power of the holders of the Class A Preferred Stock and of other preferred stock ranking pari passu therewith and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Class A Preferred Stock were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the Class A Preferred Stock and of other preferred stock ranking pari passu therewith in the event dividends on the Class A Preferred Stock shall again become accrued and unpaid in an amount equal to four quarterly dividends. Vacancies among directors elected by holders of Class A Preferred Stock and of other preferred stock ranking pari passu therewith during any period for which directors shall have been so elected shall be filled until the next annual or special meeting for the election of directors, by the vote of a majority of the remaining directors elected by the holders of Class A Preferred Stock and of other preferred stock ranking pari passu therewith. Vacancies among directors elected by the Common Stock shall be filled by the vote of a majority of the remaining directors elected by the holders of Common Stock until the next annual meeting for the election of directors or special meeting in lieu thereof.

               Certain Voting Rights of Class A Preferred Stock
               ------------------------------------------------

IX. So long as any shares of the Class A Preferred Stock of any series shall be outstanding, the Corporation shall not, without the consent by vote or in writing of the holders of a majority of the shares of the Class A Preferred Stock of all series at the time outstanding, considered as a class without regard to series,

(a) Sell all or substantially all its assets or consolidate or merge with or into any other corporation or corporations, except that no such consent or vote shall be required if such sale, consolidation or merger or the issuance or assumption of all securities to be issued or assumed in connection with such sale, consolidation or merger shall have been approved, permitted or ordered by the Securities and Exchange Commission or by any successor commission or by any regulatory authority of the United States of America having jurisdiction over such sale, consolidation or merger or the issuance or assumption of securities in connection therewith; provided, however, that the provisions of this subparagraph (a) shall not apply to (i) a consolidation of the Corporation with, or a merger into the Corporation of, any subsidiary of the Corporation, or (ii) the purchase or other acquisition by the
      Corporation of the franchises or assets of another corporation in any manner which does not involve a consolidation or merger under the laws of the State of Iowa; the term "subsidiary" as used in this subparagraph
      (a) shall mean any corporation all of the outstanding shares of stock of which (except directors' qualifying shares) at the time shall be owned directly or indirectly by the Corporation or by a wholly-owned subsidiary of the Corporation; or

(b) Increase the total authorized amount of Class A Preferred Stock, or authorize any other preferred stock on a parity therewith with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Corporation; whether voluntary or involuntary; or

(c) Issue any additional shares of preferred stock (including the reissuance of reacquired preferred stock) ranking on a parity with the outstanding shares of Class A Preferred Stock either as to the payment of dividends or as to the distribution of assets unless (i) the consolidated gross income of the Corporation and its subsidiaries (after all taxes including taxes based on income) for 12 consecutive calendar months within a period of 15 calendar months immediately preceding the date of such issuance is equal to at least one and one-half times the aggregate of all interest charges on indebtedness of the Corporation and its subsidiaries on a consolidated basis (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such preferred stock) and the annual dividend requirements on all preferred stock of the Corporation and its subsidiaries on a consolidated basis (including dividend requirements on all preferred stock ranking as to dividends or assets prior to or on a parity with the preferred stock to be issued) which will be outstanding immediately after the issuance of such preferred stock; and unless (ii) the aggregate par value, or stated capital represented by the outstanding shares of the junior stock of the Corporation, including premiums thereon plus any surplus of the Corporation is equal to at least the aggregate amount payable in connection with an involuntary liquidation of the Corporation with respect to all shares of the Class A Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith as to dividends or assets, which will be outstanding immediately after the issuance of such preferred stock. If for the purpose of meeting the requirements of clause (c)(ii) immediately preceding it shall have been necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on, or make any distributions in respect of, or purchase or otherwise acquire, junior stock which would result in reducing the junior stock equity to an amount less than the amount payable on involuntary liquidation of the Corporation with respect to all shares of the Class A Preferred Stock and all shares ranking prior to or on a parity with the Class A Preferred Stock as to dividends and assets at the time outstanding. If, during the period for which gross income is to be determined for the purpose set forth in clause (c)(ii) above, the amount required to be expended by the Corporation pursuant to a maintenance fund or similar fund established under its mortgage indenture shall exceed the amount deducted in the determination of gross income on account of depreciation and maintenance, such excess shall also be deducted in determining gross income; or

(d) Issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for any purpose other than

      (i) the refunding of unsecured indebtedness theretofore created or assumed by the Corporation and then outstanding;

      (ii) the reacquisition, redemption or other retirement of any indebtedness, whether secured or unsecured, which reacquisition, redemption or other retirement has been authorized by any state or federal regulatory authority; or

      (iii) the reacquisition, redemption or other retirement of outstanding shares of one or more series of preferred stock of the Corporation;

          if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the

          Corporation (including unsecured indebtedness then to be issued or assumed) would exceed twenty per centum (20%) of the aggregate of
          (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding and (2) the par value of, or stated capital represented by, the shares of all classes of stock of the Corporation then to be outstanding in the hands of the public, plus premium on such stock, plus capital surplus, earned surplus and any other surplus of the Corporation as then to be stated on the books of account of the Corporation.

X. So long as any shares of the Class A Preferred Stock of any series shall be outstanding the Corporation shall not, without the consent by vote or in writing of the holders of two-thirds of the number of shares of the Class A Preferred Stock of all series at the time outstanding considered as a class without regard to series, authorize any class of stock ranking prior to the Class A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

XI. So long as any shares of the Class A Preferred Stock of any series shall be outstanding, the Corporation shall not change the express terms and provisions of the Class A Preferred Stock as to such series so as to affect such series adversely, without the consent by vote or in writing of the holders of two-thirds of the number of shares of Class A Preferred Stock of all series so affected, considered as a class without regard to series.

                     Rights of Class A Preferred Stock on
                    Liquidation, Dissolution or Winding Up
                    --------------------------------------

XII. In the event of any liquidation or dissolution or winding up of the Corporation the holders of the Class A Preferred Stock of each series shall be entitled to receive, in preference to the Common Stock, but pari passu with any additional class of cumulative preferred stock which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV of these Articles of Incorporation, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of any class of junior stock, (i) if such liquidation, dissolution or winding up shall be involuntary, the sum of fifty dollars ($50) per share plus full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock and (ii) if such liquidation, dissolution or winding up shall be voluntary, the amount per share fixed by the Board of Directors pursuant to Paragraph II of this Class A Part plus full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock. If upon any liquidation or dissolution or winding up of the Corporation the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Class A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Class A Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Class A
Preferred Stock of all series were paid in full. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                              Certain Definitions
                              -------------------

XIII. As used in this Class A Part, the following terms have the following meanings:

           The term "consolidated net income of the Corporation and its subsidiaries" shall mean the consolidated gross earnings of the Corporation and its subsidiaries from all sources less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance and depreciation, and less all dividends paid or accrued on the Class A Preferred Stock of the Corporation which are applicable to the periods in question, and otherwise determined in accordance with sound accounting practice in use at the time but determined without deducting any losses, expenses or provisions charged directly to surplus in accordance with the Uniform Systems of Accounts prescribed by regulatory commissions having jurisdiction over the Corporation and its subsidiaries. The amount deducted for maintenance and depreciation of property of the Corporation and its subsidiaries shall be at least equal to the aggregate amount spent for maintenance and provided for depreciation by the Corporation and its subsidiaries.

           The term "consolidated surplus of the Corporation and its subsidiaries" shall include capital surplus, earned surplus and any other surplus of the Corporation and its subsidiaries, consolidated in accordance with sound accounting practice.

           The term "distribution on junior stock" shall mean a dividend (other than a dividend payable in junior stock) or other distribution on junior stock, a purchase or redemption of junior stock and any other acquisition for value of junior stock (except in exchange for or with the proceeds of the issue of other junior stock).

           The term "full cumulative dividends" whenever used in this Class A Part with reference to any share of any series of the Class A Preferred Stock shall be deemed to mean (whether or not in any dividend period or any part thereof in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the rate per share fixed for such series by the Board of Directors pursuant to Paragraph II of this Class A Part, for the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including an amount equal to a dividend at such rate for the elapsed portion of the current dividend period) less, in each case, the amount of all dividends paid, or deemed paid, upon such stock.

           The term "junior stock", whenever used in this Class A Part, shall mean the Common Stock, Preference Stock and any other class or classes of stock of the Corporation over which the Class A Preferred Stock has preference or priority with respect to the payment of dividends and the distribution of assets upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

           The term "junior stock equity", whenever used in this Class A Part, shall mean the aggregate par value of, or stated capital represented by, the outstanding shares of the junior stock of the Corporation including premiums thereon plus any surplus of the Corporation.

           The term "junior stock equity ratio" shall mean the ratio, computed as of the end of the second calendar month preceding the date of the authorization by the Board of Directors of the proposed distribution on junior stock and adjusted to reflect the proposed distribution on junior stock, of

     (i) the aggregate par value of, or stated capital represented by, the outstanding shares of the junior stock, including premiums on junior stock, plus the consolidated surplus of the Corporation and its subsidiaries, as hereinafter in this Class A Part defined, to

     (ii) the total capitalization of the Corporation and its subsidiaries, as hereinafter in this Class A Part defined, plus the consolidated surplus of the Corporation and its subsidiaries.

           The  term  "total   Capitalization   of  the   Corporation  and  its
subsidiaries" shall mean the aggregate of the principal amount of all indebtedness of the Corporation and its subsidiaries outstanding in the hands of the public maturing more than twelve (12) months from the date of determination of total capitalization of the Corporation and its subsidiaries, plus the par value of, or stated capital represented by, the shares of all classes of stock of the Corporation and its subsidiaries outstanding in the hands of the pubic, plus premium on such stock plus, in the case of such stock of subsidiaries, any surplus applicable thereto.

                     Redemption of Class A Preferred Stock
                     -------------------------------------

XIV. The Class A Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time (which time, when fixed in each case, is herein after called the "redemption date"), upon not less than thirty (30) days previous notice to the holders of record of the Class A Preferred Stock to be redeemed, given by mail and by publication in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, in such manner as may be prescribed by resolution or resolutions of the Board of Directors, at the optional redemption price or prices fixed by the Board of Directors pursuant to Paragraph II of this Class A Part then applicable to the Class A Preferred Stock to be redeemed, plus an amount equal to full cumulative dividends thereon to the redemption date (the aggregate of which amounts is hereinafter in this Paragraph XIV called the "redemption price"). If less than all the outstanding shares of the Class A Preferred Stock of any series are to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The Corporation may, if it so elects, provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Class A Preferred Stock entitled thereto, with a bank or trust company doing business in the Borough of
Manhattan, in the City of New York, and having capital and surplus of at least Five Million Dollars ($5,000,000), at any time prior to the redemption date (the date of any such deposit being hereinafter called the "date of deposit"). In such event, the notice of redemption shall include a statement of the intention of the Corporation to deposit such amount prior to the redemption date and the name and address of the bank or trust company with which the deposit will be made. On and after the redemption date (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price), or, if the Corporation shall make such deposit on or before the date specified therefor in the notice, then on and after the date of deposit, all dividends on the Class A Preferred Stock thereby called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of Class A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the redemption price as hereinafter provided and except any conversion or exchange rights not theretofore expired. Such conversion or exchange rights, however, in any event shall cease and terminate upon the redemption date or upon any earlier date fixed by the Board of Directors pursuant to Paragraph II of this Class A Part for the termination of such rights. The Corporation may pay in regular course any dividends reflected in the redemption price either to the holders of record on the record date fixed for determination of stockholders entitled to receive such dividends (in which event, anything herein to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid) or as a part of the redemption price upon surrender of the certificates for the shares redeemed. On and after the redemption date or, if the Corporation shall elect to deposit the moneys for such redemption as herein provided, then on and after the date of deposit, the holders of record of the Class A Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Corporation or, in the event of such a deposit, to the bank or trust company with which such deposit is made, of certificates for the shares to be redeemed (such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank). Any moneys so deposited which shall remain unclaimed by the holders of such Class A Preferred Stock at the end of six (6) years after the redemption date shall be paid by such bank or trust company to the Corporation; provided, however, that all money so deposited, which shall not be required for such redemption because of the exercise of any right of conversion or exchange, shall be returned to the Corporation forthwith. Any interest accrued on moneys so deposited shall be paid to the Corporation from time to time.

                      Purchase of Class A Preferred Stock
                      -----------------------------------

XV. The Corporation may, from time to time, subject to the provisions of Paragraph II of this Class A Part, purchase the whole of the Class A

Preferred Stock or any series thereof, or any part of any series thereof, upon the best terms reasonably obtainable, but in no event at a price greater than the then current redemption of the shares so purchased.

          __________________________________________________________


             CUMULATIVE PREFERENCE STOCK, PAR VALUE $100 PER SHARE
             -----------------------------------------------------

           The designations, rights, preferences and conditions of the Cumulative Preference Stock of the Corporation, except as otherwise provided bylaw or determined in accordance with the provisions hereinafter set forth shall be as follows:

I.    Issuance in Series.  The Cumulative  Preference Stock of the par value of
      ------------------
$100 per share shall be issued in whole or in part as one or more series as hereinafter provided or as shall be determined from time to time by the Board of Directors.

           To the extent that variations in the relative rights and preferences as between series of the Cumulative Preference Stock are not established, fixed and determined herein, authority is hereby expressly vested in the Board of Directors to fix and determine the relative rights and preferences of the shares of any series of such Cumulative Preference Stock hereafter established, but all shares of Cumulative Preference Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     1. The rate of dividend;

     2. The price at and the terms and conditions on which the shares may be redeemed;

     3. The amount payable upon shares in event of involuntary liquidation;

     4. The amount payable upon shares in event of voluntary liquidation;

     5. Sinking fund provisions for the redemption or purchase of shares; and

     6. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

           All shares of Cumulative Preference Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to this Paragraph I; and the shares of Cumulative Preference Stock of any one series shall be identical with each other in all respects, except as to the dates from and after which dividends thereon shall be cumulative. As used herein, the term "of equal rank" means neither enjoying nor being subject to any priority with respect either to payment of dividends or to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and has no reference to the rate or amount of such dividends or distributions or to other terms of the shares.

           The Cumulative  Preference  Stock is subject to the prior rights and preferences of the 4.80% Cumulative Preferred Stock, the 4.30% Cumulative Preferred Stock, the Cumulative Preferred Stock and all other classes of preferred stock of equal rank therewith now or hereafter authorized (hereinafter referred to collectively as the "Cumulative Preferred Stock").

           The shares of Cumulative Preference Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors; provided, however, that no additional shares of Preference Stock may be issued if, after giving effect to such issuance on a pro forma basis, the amount of the capitalization of the Corporation on a pro forma basis (as determined in accordance with generally accepted accounting practice) represented by Cumulative Preferred Stock and Cumulative Preference Stock, plus the premium, if any, on preferred and preference stock outstanding, would exceed 20% of the Total Capitalization of the Corporation.

           The term "Total Capitalization of the Corporation" shall mean, at any date as of which the amount thereof is to be determined, the aggregate of: (a) Shareholders' Equity of the Corporation, and (b) the aggregate principal amount of all debt of the Corporation maturing by its term more than one year after the date of creation thereof of the Corporation outstanding on such date.

II.   Dividend  Rights.  Subject  to the prior  rights and  preferences  of the
      ----------------
Cumulative Preferred Stock, the holders of Cumulative Preference Stock of each series shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the Board of Directors, cumulative cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in the case of each such series, and no more. Dividends on the Cumulative Preference Stock of all series shall be payable quarterly on the first day of the months of January, April, July and October in each year. Dividends on Cumulative Preference Stock of each series shall be cumulative with respect to each share from such date, if any, as may be fixed by resolution of the Board of Directors prior to the issue thereof or, if no such date is established, from the first day of the dividend period in which such share shall originally have been issued. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the Cumulative Preference Stock of any series the full amount or any part of the dividends payable thereon, there shall also be paid at the same time upon the shares of each other series of Cumulative Preference Stock and of shares of stock of equal rank thereto then outstanding the full amount or the same proportionate part, as the case may be, of the dividends payable thereon.

III.  Preference upon  Liquidation,  Dissolution or Winding Up. In the event of
      --------------------------------------------------------
any partial or complete liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of any shares of Common Stock, but subject to the prior rights and preferences of the Cumulative Preferred Stock, the Cumulative Preference Stock of each series shall be entitled, pari passu with all stock of equal rank, to receive for each share thereof, out of any legally available assets of the Corporation:

(a) if such liquidation, dissolution or winding up shall be involuntary, a sum in cash equal to $100 per share; or

(b) if such liquidation, dissolution of winding up shall be voluntary, a sum in cash equal to the redemption price that would have been payable had the Corporation, instead, at its option redeemed the same on the date when the first distribution is made upon the shares of Cumulative Preference Stock in connection with such voluntary liquidation, dissolution or winding up;

      plus, in each case, an amount equal to all unpaid cumulative dividends thereon, whether or not declared or earned, accrued to the date when payment of such preferential amounts shall be made available to the holders of the Cumulative Preference Stock; and the Cumulative Preference Stock shall be entitled to no further participation in such distribution.

           If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distribution as aforesaid among the holders of the Cumulative Preference Stock of all series and of all stock of equal rank shall be insufficient to permit the payment to them of the full preferential amounts aforesaid, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Cumulative Preference Stock of all series and of all stock of equal rank in proportion to the full preferential amounts to which they are respectively entitled.

           A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Paragraph III.

IV.   Redemptions.
      -----------

(a) The Corporation may, unless otherwise prohibited by any provisions of these Articles of Incorporation, as amended, or any resolution adopted by the Board of Directors providing for the issue of any series of Cumulative Preference Stock of which there are shares then outstanding, at its option, expressed by resolution of its Board of Directors, at any time redeem the whole or any part of the Cumulative Preference Stock or of any series thereof at the time outstanding, by the payment in cash for each share of stock to be redeemed of the then applicable redemption price or prices as shall be fixed by resolution of the Board of Directors in the case of each such series, plus, in any such case, a sum of money equivalent to all accrued and unpaid cumulative dividends, whether or not declared or earned, thereon to the date fixed for redemption.

           Notice of any proposed redemption of shares of Cumulative Preference Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Cumulative Preference Stock to be redeemed, at their respective addresses appearing on the books of he Corporation. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid.

           If less than all of the shares of any series of Cumulative Preference Stock then outstanding are to be redeemed, the shares to be redeemed shall be selected by such method, either by lot or pro rata, as shall from time to time be determined by resolution of the Board of Directors, subject to any limitation contained in resolutions of the Board of Directors or in these Articles of Incorporation, as amended, providing for any series of Cumulative Preferred Stock or Cumulative Preference Stock.

           From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the shares of Cumulative Preference Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation except the right to receive the redemption price, but without interest shall cease and determine; provided, however, the Corporation may, in the event of any such redemption, and prior to the redemption date specified in the notice thereof, deposit in trust, for the account of the holders of the shares of Cumulative Preference Stock to be redeemed, with any bank or trust company having a capital, surplus and undivided profits aggregating at least $5,000,000, all funds necessary for such redemption, and thereupon all shares of the Cumulative Preference Stock with respect to which such deposit shall have been made forthwith upon the making of such deposit no longer be deemed to be outstanding and all rights of the holders thereof with respect to such shares of Cumulative Preference Stock shall thereupon cease and terminate, except the right of such holders to receive from the funds so deposited the amount payable upon the redemption thereof, but without interest, or, if any right of conversion conferred upon such shares shall not, by the terms thereof, previously have expired, to exercise the right of conversion thereof on or before the redemption date specified in such notice, unless such right of conversion by the terms thereof expires at an earlier time, and then only on or before such earlier time for the expiration of such right of conversion. Any funds so set aside or deposited which, because of the exercise of any right of conversion of shares called for redemption, shall not be required for such redemption, shall be released or repaid forthwith to the Corporation,. Any funds so set aside or deposited, which shall be unclaimed at the end of six years from such redemption date, shall be released or repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, and any depositary thereof shall thereby be relieved of all responsibility in respect thereof, after which release or repayment of the holders of shares so called for redemption shall look only to the Corporation for payment of the redemption price, but without interest. Any interest on funds so deposited which may be allowed by any bank or trust company with which such deposit was made shall belong to the Corporation.

(b) If and so long as any quarterly dividend on any series of Cumulative Preferred Stock or Cumulative Preference Stock shall be in arrears, the Corporation shall not redeem, purchase or otherwise acquire, by way of sinking fund payment or otherwise, any Cumulative Preference Stock or any stock of equal rank unless all outstanding shares of Cumulative Preference Stock are simultaneously redeemed.

(c) Whenever there shall be deposited or set aside the whole or any part of the funds required to be deposited or set aside by the Corporation as a sinking fund for any series of Cumulative Preference Stock there shall be also deposited or set aside at the same time the full amount or the same proportionate part, as the case may be, of the funds, if any, then due to be deposited or set aside as a sinking fund for each other series of Cumulative Preference Stock then outstanding.

(d) All shares of the Cumulative Preference Stock which shall have been redeemed, converted, purchased or otherwise acquired but the Corporation shall be retired and canceled and shall have the status of authorized by unissued shares of Cumulative Preference Stock.

V.    Voting  Rights.  The  holders of shares of  Cumulative  Preference  Stock
      --------------
shall have no right to vote for the election of directors or for any other purpose, except as provided or required by law.

VI.   Restrictions  on Common Stock  Dividends  and  Distributions.  So long as
      ------------------------------------------------------------
any shares of any series of the Cumulative Preference Stock shall remain outstanding, no dividend (other than a dividend payable in shares of Common Stock) shall be paid or declared, nor shall any distribution be made on Common Stock and no Common Stock shall be redeemed, purchased, retired or otherwise acquired either directly or indirectly, unless:

(a) All dividends on the Cumulative Preference Stock of all series then outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b) All sinking fund payments and all purchase fund payments or other obligations of the Corporation for the periodic retirement of shares of Cumulative Preference Stock of all series then outstanding required to have been made or performed by the Corporation shall have been made or performed.

VII.  Pre-emptive  Rights.  No holder of shares of Cumulative  Preference Stock
      -------------------
shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          __________________________________________________________


Section 3. Subject to the  provisions  of this Article IV and  compliance  with
---------
the laws of the State of Iowa, the Board of Directors of the Corporation shall have full power to issue, to sell at prices to be fixed by the Board of Directors of the Corporation, or to exchange for property or outstanding stock of the Corporation, any shares of any class of stock of the Corporation authorized to be issued, at such times as maybe fixed by the Board of

Directors of the Corporation; provided, however, no stock shall be issued or sold for a consideration less than the par value thereof.

Section 4. Shares of stock of the Corporation  shall be transferable  only upon
---------
the books of the Corporation in person or by attorney, duly authorized in writing.

           Certificates for shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors; provided, however, such certificates shall comply with all of the existing requirements of the laws of the State of Iowa with respect thereto. The Board of Directors shall be authorized to appoint registrars and/or transfer agents to act as agents of the Corporation in recording transfers and registering ownership of capital stock of the Corporation. In the event of the appointment of a registrar and/or transfer agent and the signature of a registrar or the signature or counter signature of a transfer agent on stock certificates issued by the Corporation the signatures of officers of the Corporation signing stock certificates may be a facsimile thereof in lieu of the actual signature of such officer or officers, and may be either engraved or printed on the stock certificates. The fact that at the time of the actual issue or delivery of a stock certificate, the officer whose signature either actual or facsimile, appears on such stock certificate shall prior thereto have ceased to be such officer, shall not invalidate the signature, nor such certificate.

Section 5. Subject to the  provisions of Article IV of these Articles the Board
---------
of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall to into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 6. At any  meeting  of the  stockholders  each  holder  of a  share  of
---------
capital stock entitled to vote upon the subject or subjects to be acted upon shall be entitled to one vote for each share of Preferred Stock and/or Common Stock registered in his name on the stock books of the Corporation ten (10) days prior to the date of meeting, subject, however, to the right of the Board of Directors to fix a record date for determination of stockholders entitled to vote as provided in Section 5 of this Article IV. If so provided in the Bylaws of the Corporation such voting may be by proxy subject to such restrictions as may be provided in the Bylaws.

                                 ARTICLE V
                                 ---------

           Subject to the provisions of Article IV of these Articles of Incorporation, any provisions of these Articles of Incorporation may be amended, altered or repealed at an annual or special meeting of the stockholders of the Corporation upon the affirmative vote of the holders of a majority of the Common Stock of the Corporation at the time issued and outstanding.

           The notice of any meeting whereat it is proposed to amend, alter or repeal any article or articles or provision or provisions of these Articles of Incorporation shall set forth in full the articles or articles or provision or provisions so to be amended, altered or repealed, and the changes proposed to be made in the same.

                                ARTICLE VI
                                ----------

           The property and business of the Corporation shall be under the general management and control of the Board of Directors consisting of the number of persons fixed by the Bylaws of the Corporation. In addition to the powers and authority expressly conferred upon the said Board of Directors by these Articles of Incorporation and by the laws of the State of Iowa, such Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these Articles of Incorporation directed or required to be exercised or done by the stockholders.

           The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as such Board of Directors may deem advisable or as may be provided for by the Bylaws of the Corporation. Any two offices may be filled by one and the same person, subject, however, to any specific restrictions which may be provided for in the Bylaws of the Corporation.

                                ARTICLE VII
                                -----------

Section 1. Meetings of Stockholders.  The annual meeting of stockholders  shall
---------
be held, in each year, at such place or places within or without the State of Iowa and on such date and at such time as shall be fixed by the directors and stated in the notice of meeting.

Section 2. Election of  Directors.  The number of  directors  constituting  the
---------
Board of Directors shall be as fixed from time to time by the Bylaws of the Corporation, but the number so fixed shall not be less than five (5). The directors of the Corporation shall be divided into three classes as nearly equal in number as possible, to serve for staggered three-year terms or until their respective successors are duly elected and qualified as provided for in the Bylaws of the Corporation. If, at any annual meeting of the stockholders, directors of more than one class are to be elected, each class of directors to be elected at such meeting shall be nominated and voted for in a separate election.

Section 3. Bylaws.  The  Bylaws  of the  Corporation  shall be  adopted  by the
---------
Board of Directors of the Corporation. The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the laws of the State of Iowa, or these Articles of Incorporation.

Section 4. Executive  Committee.  If  the  Bylaws  so  provide,  the  Board  of
---------
Directors, by resolution adopted by a majority of the number of directors, may designate two or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution or the Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors or any member thereof by law.

                              ARTICLE VIII
                              ------------

           The private property of the stockholders of the Corporation shall be exempt from the debts of the Corporation.

                              ARTICLE IX
                              ----------

           The   Corporation   shall  commence   business  upon  the  date  its
certificate of incorporation is issued to it by the Secretary of the State of Iowa, and shall continue in perpetuity.

                              ARTICLE X
                              ---------

           The Corporation may be liquidated or dissolved or, subject to the provisions of Article IV of these Articles of Incorporation, all of the property of the Corporation may be sold, by the affirmative vote in favor thereof of a majority of the Common Stock of the Corporation at the time issued and outstanding.

                              ARTICLE XI
                              ----------

Section 1. Liability.  A director of this  Corporation  shall not be personally
---------
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under section 40.833 of the Iowa Business Corporation Act. If, after approval by the stockholders of this section, the Iowa Business Corporation Act is amended to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any or omission occurring prior to the time of repeal or modification.

Section 2. Indemnification.  The  Corporation  shall  indemnify its  directors,
---------
officers, employees and agents to the full extent permitted by the Iowa Business Corporation Act, as amended from time to time. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

           Dated this         day of                     , 20  .
                      --------       --------------------    --



                                  ________________________________
                                  Name: __________________________
                                  Title: _________________________


                                  ________________________________
                                  Name: __________________________
                                  Title: _________________________